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[COMPANY LOGO OMITTED]                            NEWS      13710 FNB Parkway
NORTHERN BORDER                                   RELEASE   Omaha, NE 68154-5200
PIPELINE COMPANY
Northern Plains Natural Gas Company, Operator     For Further Information
                                                  Contact:

                                                  Media Contact:
                                                  Martha Sumner-Kenney
                                                  (402) 492-3401

                                                  Investor Contact:
                                                  Ellen Konsdorf
                                                  (402) 492-7500


NORTHERN BORDER PIPELINE COMPANY ANNOUNCES
SIGNIFICANT CAPACITY COMMITMENTS

FOR IMMEDIATE RELEASE: THURSDAY, JULY 10, 2003

         OMAHA - (NYSE: NBP; NASDAQ: TCLP) - Northern Border Pipeline Company announced today that it has received commitments from several entities for transportation capacity, leaving approximately 11% of the total system capacity expiring prior to November 1, 2003. These commitments are at the maximum rate available under Northern Border's tariff, the majority of which are for terms of one to two years, with a small amount of capacity extending up to ten years.

         "The success of the recontracting effort to date reinforces Northern Border's ongoing stability of revenue and cash flow," said Bill Cordes, chairman of the Northern Border Pipeline Management Committee. "We have been and remain confident in our ability to recontract our available capacity based on the favorable competitive position of the Northern Border system. Once again, the shippers have confirmed the value of holding pipeline capacity between Canadian supply areas and midwestern U.S. markets."

         Northern Border Pipeline Company is a general partnership that owns and operates a 1,249-mile interstate pipeline that transported approximately 20 percent of all Canadian gas imported into the United States in 2002. Northern Border Partners, L.P. (NYSE:NBP) owns a 70 percent general partner interest in Northern Border Pipeline Company. The remaining 30 percent general partner interest is owned by TC PipeLines, LP (Nasdaq: TCLP).



THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. ALTHOUGH THE COMPANY BELIEVES THAT ITS EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS INCLUDE NATURAL GAS DEVELOPMENT IN THE WESTERN CANADIAN SEDIMENTARY BASIN; COMPETITIVE CONDITIONS IN THE OVERALL NATURAL GAS MARKETS; PERFORMANCE OF CONTRACTUAL OBLIGATIONS BY THE SHIPPERS; OUR ABILITY TO MARKET PIPELINE CAPACITY ON FAVORABLE TERMS; AND THE PRICE OF NATURAL GAS.